Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, February 17, 2014	Rich Sheffer (952) 887-3753

DONALDSON COMPANY ANNOUNCES OFFICER CHANGES AND

BOARD OF DIRECTOR APPOINTMENT

MINNEAPOLIS, February 17, 2014—Donaldson Company, Inc. (NYSE: DCI), announced a number of officer changes today which are effective April 1st.

Charles J. McMurray, 60, Senior Vice President and Chief Administrative Officer, retires after 33 distinguished years of service. McMurray joined Donaldson in 1980 and has held key management roles in the Company’s operations in the US and Europe and with the Company’s joint venture with Caterpillar. Over McMurray’s career, he also held other senior leadership roles, including Vice President of Human Resources and Senior Vice President of Industrial Products, before assuming his most recent role as Senior Vice President and Chief Administrative Officer with responsibility for Latin America, South Africa, and a number of the Company’s functional groups.

“Charlie has been a key leader in building our Company’s outstanding track record. I would like to thank Charlie for his dedication to the needs of our Company, Customers, Shareholders, and Employees, and his steadfast commitment to operational excellence which will be among the many hallmarks of his Donaldson legacy,” said Bill Cook, CEO.

Tod E. Carpenter, 54, is appointed to the Company’s Board of Directors and promoted to Chief Operating Officer (COO) from his current role as Senior Vice President, Engine Products. Carpenter joined Donaldson in 1996. He has held a number of positions including General Manager of Gas Turbine Systems, Vice President of Industrial Filtration Solutions, and Vice President, Europe and Middle East, before assuming his current role. Carpenter has a Bachelor’s Degree in Manufacturing Technology from Indiana State University and an MBA from Long Beach State University.

“Tod brings a wealth of general management and global leadership experience to his new role. His track-record of driving strategic growth initiatives, launching innovative proprietary products, and strengthening relationships with our key global Customers is impressive and prepares him well for the COO role,” said Bill Cook.

Thomas R. Scalf, 47, is promoted to Senior Vice President, Engine Products, from his current role as Vice President of Global Industrial Air Filtration. Scalf joined Donaldson in 1989 and has held a number of key roles including Plant Manager in the US and Europe, Director of Operations, and General Manager in the Exhaust and Emissions, Industrial Air Filtration, and Industrial Filtration Solutions businesses before assuming his current role. Scalf earned a Bachelor’s Degree in Industrial Engineering from Iowa State University and an MBA from St. Ambrose College.

“In his current role, Tom has led the highly successful globalization of our Industrial Air Filtration business, championed the dramatic refreshment of our dust collection product line, and posted outstanding revenue growth. He brings a wealth of leadership experience to his new role, where he can build on the success of our Engine Products business,” said Bill Cook.

Donaldson Company, Inc.

February 17, 2014

Jeffrey E. Spethmann, 49, is appointed Vice President, Global Industrial Air Filtration. Spethmann is currently the Vice President of our Exhaust and Emissions business unit, a position he has held since returning to Donaldson in 2013. Spethmann’s prior Donaldson experience included a variety of engineering and technology positions from 1988 through 1999. From 1999 through 2013, Spethmann held positions of General Manager and then President of Blow Molded Specialties, Inc. and President and CEO of Waltek, Inc. Spethmann holds a Bachelor’s Degree in Mechanical Engineering from the University of Minnesota’s Institute of Technology and an MBA from the University of Minnesota.

“Jeff’s deep operations and technical experience, as well as broad management and strategic perspectives, provided the impressive foundation for his return to Donaldson and will serve him well in his new role,” said Bill Cook.

About Donaldson Company, Inc.

Donaldson is a leading worldwide provider of filtration systems that improve people’s lives, enhance our Customers’ equipment performance, and protect our environment. We are a technology-driven Company committed to satisfying our Customers’ needs for filtration solutions through innovative research and development, application expertise, and global presence. Our approximately 12,200 employees contribute to the Company’s success by supporting our Customers at our more than 140 sales, manufacturing, and distribution locations around the world.

Donaldson is a member of the S&P MidCap 400 and Russell 1000 indices, and our shares trade on the NYSE under the symbol DCI. Additional information is available at www.donaldson.com.

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